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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Acceptance Insurance Companies Inc. of our report relating to the consolidated financial statements of the Redland Group, Inc. and subsidiaries which appears in the Current Report on Form 8-K of Acceptance Insurance Companies Inc. dated July 2, 1993. We also consent to the reference to us under the heading of "Experts" in the Prospectus which is a part of this Registration Statement.

PRICE WATERHOUSE LLP
Dallas, Texas
February 21, 1995